STATE OF WYOMING
Office of the Secretary of State

I, ED MURRAY, SECRETARY OF STATE of the STATE OF WYOMING, do hereby certify that the filing requirements for the issuance of this certificate have been fulfilled.

CERTIFICATE OF INCORPORATION

Ziyen

Accordingly, the undersigned, by virtue of the authority vested in me by the law, hereby issues this Certificate.

I have affixed hereto the Great Seal of the State of Wyoming and duly executed this official certificate at Cheyenne, Wyoming on this **11th** day of **April, 2016**.

Secretary of State

By: Lance Cockrell

Filed Date: 04/11/2016

Wyoming

Ed Murray
Wyoming Secretary of State
2020 Carey Avenue, Suite 700
Cheyenne, WY 82002-0020
Ph. 307.777.7311
Fax 307.777.5339
Email: Business@wyo.gov

Ed Murray, WY Secretary of State
FILED: 04/11/2016 11:14 AM
ID: 2016-000711394

Profit Corporation
Articles of Incorporation

1. Corporation name:

Ziyen

2. This entity elects to be a statutory close corporation: ☐
(You may refer to the Close Statutory Close Corporation Supplement for more information W.S. 17-17-101 through 17-17-151.)

3. Name and physical address of its registered agent:
*(The registered agent may be an individual resident in Wyoming or a domestic or foreign business entity authorized to transact business in Wyoming. The registered agent **must** have a physical address in Wyoming. If the registered office includes a suite number, it must be included in the registered office address. A Drop Box is not acceptable. A PO Box is acceptable if listed **in addition to a physical address.**)*

Name: Wyoming RA LLC

Address: 1623 Central Ave Suite 201,
Cheyenne WY 82001

*(If mail is received at a Post Office Box, please list above **in addition to the physical address.**)*

4. Mailing address of the corporation:

1623 Central Ave Suite 201,
Cheyenne WY 82001

5. Principal office address:

1623 Central Ave Suite 201,
Cheyenne WY 82001

6. Number and class of shares the corporation will have the authority to issue:

75,000,000 Common Shares at $0.001

Received
APR 5 2016
Secretary of State
Wyoming

7. Name and address of each incorporator:

Name:	Address:
Wyoming RA LLC	1623 Central Ave Suite 201, Cheyenne WY 82001

8. Execution (*all incorporators must sign*):

Signature: ______________________ **Date:** 04/05/2016 *(mm/dd/yyyy)*

Print Name: Wyoming RA LLC by Angelica Espinoza

Signature: ______________________ **Date:** ________ *(mm/dd/yyyy)*

Print Name: ________

Signature: ______________________ **Date:** ________ *(mm/dd/yyyy)*

Print Name: ________

Contact Person: Angelica Espinoza

Daytime Phone Number: 307-433-3109

Email: support@wyomingra.com

(Email provided will receive annual report reminders and filing evidence)
**May list multiple email addresses*